UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2009

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	0-14948	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of Principal Executive Offices, including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement with Jeffery W. Yabuki

On December 30, 2009, Fiserv, Inc. (the “Company”) entered into Amendment No. 2 to the Amended and Restated Employment Agreement (the “Amendment”) with Jeffery W. Yabuki in response to recent guidance by the Internal Revenue Service regarding the deductibility of compensation under Section 162(m) of the Internal Revenue Code. The purpose of the Amendment is to ensure that the Company can deduct for tax purposes bonuses payable to Mr. Yabuki pursuant to the Company’s 2007 Omnibus Incentive Plan under Section 162(m). The Amendment does not increase the amounts payable to Mr. Yabuki upon a covered termination. Prior to the Amendment and upon a covered termination, Mr. Yabuki’s Employment Agreement provided that he is entitled to a payment equal to two times base salary and target bonus (which is at least 125% of base salary). After the Amendment and upon a covered termination, Mr. Yabuki’s Employment Agreement provides that he is entitled to a lump sum payment equal to four and one-half times his then current base salary.

This summary of the Amendment is qualified in its entirety by reference to Amendment No. 2 to the Amended and Restated Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Amendment No. 2 to the Amended and Restated Employment Agreement, effective December 30, 2009, between Fiserv, Inc. and Jeffery W. Yabuki.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: December 30, 2009	By:	/S/ THOMAS J. HIRSCH
Thomas J. Hirsch
Executive Vice President,
Chief Financial Officer,
Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to the Amended and Restated Employment Agreement, effective December 30, 2009, between Fiserv, Inc. and Jeffery W. Yabuki.